                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          American Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                    PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                           AMERICAN REALTY TRUST, INC.
                                  DALLAS, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 23, 1999


         The 1999 Annual Meeting of Stockholders of American Realty Trust, Inc. will be held on Monday, August 23, 1999, at 2:00 p.m. at 10670 N. Central Expressway, Suite 600, Dallas, Texas.

         The purposes of the Annual Meeting are:

                  (1) to elect directors;

                  (2) to approve an amendment to the Company's Articles of Incorporation; and

                  (3) to transact any other business that may properly come before the meeting.

         You must be a stockholder of record at the close of business on Monday, July 26, 1999, to vote at the Annual Meeting.

         Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

Dated: July 27, 1999

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              ----------------------------------
                                              Robert A. Waldman
                                              Secretary

                    PRELIMINARY STATEMENT FOR THE INFORMATION
                 OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                           AMERICAN REALTY TRUST, INC.
                                  DALLAS, TEXAS

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 23, 1999


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Trust, Inc. (the "Company") of proxies to be used at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of five directors, (2) a proposal to authorize and approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of special stock ("Special Stock") from 20 million to 50 million; and (3) the transaction of any other business as may properly come before the meeting or any adjournments thereof.

         The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, August 23, 1999, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.

         The Company's financial statements for the year ended December 31, 1998, were audited by BDO Seidman, LLP. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and the representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the form of proxy are being mailed to stockholders beginning on or about July 27, 1999.

         The Annual Report to Stockholders for the year ended December 31, 1998, was previously mailed to all stockholders under separate cover.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                               INVESTOR RELATIONS
                           AMERICAN REALTY TRUST, INC.
                    10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                               DALLAS, TEXAS 75231

STOCKHOLDERS ENTITLED TO VOTE

         Only holders of record of issued and outstanding shares of the Company's common stock (the "Common Stock") at the close of business on Monday, July 26, 1999, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on July 9, 1999 there were 10,563,434 shares of Common Stock outstanding. Each holder is entitled to one vote for each share held on the Record Date.

VOTING OF PROXIES

         When the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions noted on the proxy. As to the election of the five directors (Proposal One), stockholders may choose to vote for the nominees or to withhold authority for voting for any of the nominees. As to the proposal to authorize and approve the amendment to the Articles of Incorporation to increase the number of authorized shares of Special Stock ("Proposal Two"), stockholders may choose to vote for, against or abstain from voting on the proposal. In the absence of other instructions, the shares represented by a properly executed and submitted proxy will be voted in favor of each of the nominees for election to the Board of Directors and in favor of Proposal Two. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

         Pursuant to Section 3.2 of the By-laws of the Company, election of any director requires the affirmative vote of a plurality of the votes cast at a meeting of stockholders at which a quorum is present and voting. Pursuant to
Section 14-2-1003 of the Georgia Business Corporation Code, Proposal Two must be adopted by the affirmative vote of a majority of the shares outstanding and entitled to vote. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Section 2.5 of the By-laws of the Company provides that a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

         As of July 9, 1999, management and affiliates held 7,481,918 Shares representing approximately 70.8% of the shares of Common

Stock outstanding. Management intends to vote such shares for each of the proposals in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

         A proxy is enclosed. Any stockholder who executes and delivers the proxy may revoke the proxy at any time prior to its use by giving written notice of the revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

     Any proposal intended to be presented by a stockholder at the 2000 Annual Meeting of Stockholders of the Company must be delivered to the Company's Secretary at the Company's executive offices before April 1, 2000.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

NOMINEES

         The following persons have been nominated to serve as directors of the
Company: Karl L. Blaha, Roy E. Bode, Collene C. Currie, Al Gonzalez and Cliff Harris. Each of the five nominees is currently a director of the Company and has been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his or her successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. When a proxy is properly executed and returned, the shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any nominee is specifically withheld. There will be no cumulative voting for the election of directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the proxy holder will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of directors, for such other person(s) as he or she may select in place of such nominee(s).

         The five nominees are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company's advisor, Basic Capital Management, Inc. ("BCM"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a director, means that the director is an officer, director or employee of BCM, or an officer of the Company. The designation "Independent", when used below with respect to a director, means that the director is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such director, as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                      BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                     AGE
                                                                                     ---
         KARL L. BLAHA:    Director (Affiliated) (since 1996). President (since      51
                           October 1993) and Executive Vice President and
                           Director of Commercial Management (April 1992 to
                           October 1993).

         Executive Vice President and Director of Commercial Management (April
         1992 to August 1995) and Executive Vice President - Commercial Asset
         Management (since July 1997) of BCM, Transcontinental Realty Investors,
         Inc. ("TCI"), Continental Mortgage and Equity Trust ("CMET"), Income
         Opportunity Realty Investors, Inc. ("IORI") and Syntek Asset
         Management, Inc. ("SAMI"); Director (since November 1998) of SAMI and
         (since October 1998) of Garden National Realty, Inc., a wholly-owned subsidiary of the Company; Director (since December 1998) and Executive
         Vice President - Commercial Asset Management (since January 1998) of
         NRLP Management Corp. ("NMC"), the general partner of National Realty,
         L.P. ("NRLP") and National Operating, L.P. ("NOLP") and a wholly-owned subsidiary of the Company; Executive Vice President (October 1992 to
         July 1997) of Carmel Realty, Inc. ("Carmel Realty"), a company owned by
         First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM; Director and President (since 1996) of First Equity;
         and Executive Vice President and Director of Commercial Management
         (April 1992 to February 1994) of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT").

         ROY E. BODE:      Director (Independent) (since 1996).                      51

         Vice President of Public Affairs (since May 1992) of University of
         Texas Southwestern Medical Center; Editor (June 1988 to December 1991) of Dallas Times Herald; and

         Executive Board Member (since October 1996) of Yellow Rose Foundation for Multiple Sclerosis Research.

         COLLENE C. CURRIE: Director (Independent) (since 1999).                     50

         Vice President and Senior Relationship Manager (since February 1996) of
         Bank of America Private Bank (formerly NationsBank Private Client Group of Dallas); Director (since April 1998) of NMC; and Director of
         Marketing and Communications (October 1993 to January 1996) of the
         Dallas Opera.

         AL GONZALEZ: Director (Independent) (since 1989).                           62

         President (since March 1991) of AGE Refining, Inc.; President (January
         1988 to March 1991) of Moody-Day Inc.; owner and President of Gulf-Tex
         Construction Company; owner and lessor of two restaurant sites in Dallas, Texas; and Director (since April 1990) of Avacelle, Inc.
         ("Avacelle").

         On April 21, 1997, Avacelle filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Avacelle voluntarily dismissed the petition in 1998.

         CLIFF HARRIS: Director (Independent) (since 1997).                          50

         President (since 1995) of Energy Transfer Group, L.L.C.; Project
         Development Vice President (1990 to 1995) of Marsh & McLennan; Vice
         Chairman (1990 to 1997) of the Dallas Rehabilitation Institute;
         Director (since 1992) of Court Appointed Special Advocates; and
         Director (since 1989) of the NFL Alumni Association.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors held 17 meetings during 1998. For such year, no incumbent director attended fewer than 75% of (1) the total number of meetings held by the Board during the period for which he or she had been a director and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he served.

         The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee are Messrs. Gonzalez (Chairman)and Bode. The Audit Committee met two times during 1998.

         The Board of Directors has a Stock Option Committee the function of which is to administer the Company's stock option plan. The members of the Stock Option Committee are Messrs. Bode, Gonzalez and Harris. The Stock Option Committee met once in 1998.

         The Company's Board of Directors does not have nominating or compensation committees.

EXECUTIVE OFFICERS

         The following persons, in addition to Karl L. Blaha, currently serve as executive officers of the Company: Bruce A. Endendyk, Executive Vice President; Thomas A. Holland, Executive Vice President and Chief Financial Officer; Steven
K. Johnson, Executive Vice President - Residential Asset Management; and Randall
M. Paulson, Executive Vice President. Their positions with the Company are not subject to a vote of stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Endendyk, Holland, Johnson and Paulson is set forth below.


                          NAME, PRINCIPAL OCCUPATIONS,
                      BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                     AGE
                                                                                     ---
         BRUCE A. ENDENDYK: Executive Vice President (since January 1995).           50

         President (since January 1995) of Carmel Realty; Executive Vice
         President (since January 1995) of BCM, SAMI, CMET, IORI and TCI;
         Executive Vice President (since January 1998) of NMC; and Management
         Consultant (November 1990 to December 1994).

         THOMAS A. HOLLAND: Executive Vice President and Chief Financial Officer     56
                            (since August 1995) and Senior Vice President and
                            Chief Accounting Officer (July 1990 to August 1995).

         Executive Vice President and Chief Financial Officer (since August
         1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995) of BCM, SAMI, TCI, CMET and IORI; Secretary (February
         1997 to June 1999) of TCI, CMET and IORI; Executive Vice President and
         Chief Financial Officer (since January

         1998) of NMC; and Senior Vice President and Chief Accounting Officer
         (July 1990 to February 1994) of NIRT and VPT.

         STEVEN K. JOHNSON: Executive Vice President - Residential Asset             41
                            Management (since August 1998).

         Executive Vice President - Residential Asset Management (since August
         1998) of BCM, SAMI, CMET, IORI, TCI and NMC; Chief Operating Officer
         (January 1993 to August 1998) of Garden Capital, Inc.; and Executive
         Vice President (December 1994 to August 1998) of Garden Capital
         Management, Inc.

         RANDALL M. PAULSON: Executive Vice President (since January 1995).          52

         President (since August 1995) and Executive Vice President (January
         1995 to August 1995) of SAMI, CMET, IORI and TCI and (October 1994 to
         August 1995) of BCM; Director (August 1995 to November 1998) of SAMI;
         President (since January 1998) of NMC; and Vice President (1993 to
         1994) of GSSW, LP, a joint venture of Great Southern Life and Southwestern Life.

OFFICERS

         Although not executive officers of the Company, the following persons currently serve as officers of the Company: Robert A. Waldman, Senior Vice President, General Counsel and Secretary; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                          NAME, PRINCIPAL OCCUPATIONS,
                      BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                     AGE
                                                                                     ---
         ROBERT A. WALDMAN:  Senior Vice President and General Counsel (since        47
                             January 1995), Secretary (since December 1989) and
                             Vice President (January 1993 to January 1995).

         Senior Vice President and General Counsel (since January

         1995), Vice President (since December 1990) and Secretary (from December 1993 to February 1997 and since June 1999) of CMET, IORI and TCI; Senior Vice President and General Counsel (since November 1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of BCM; Senior Vice President and General Counsel (since January 1995), Vice President (April 1990 to January 1995) and Secretary (since December 1990) of SAMI; and Senior Vice President, Secretary and General Counsel (since January 1998) of NMC.

         DREW D. POTERA:     Vice President (since December 1996), Treasurer          40
                             (since August 1991) and Assistant Treasurer
                             (December 1990 to August 1991).

         Vice President (since December 1996) and Treasurer (since December
         1990) of IORI, CMET and TCI; Vice President, Treasurer and Securities Manager (since July 1990) of BCM; Vice President and Treasurer (since February 1992) of SAMI; Vice President and Treasurer (since January
         1998) of NMC; and Treasurer (December 1990 to February 1994) of NIRT and VPT.

         In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10% of the Company's shares of Common Stock are required to report their ownership of the Company's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1998. All of these filing requirements were satisfied by the Company's directors and executive officers and 10% holders. In making these statements, the Company has relied on the written representations of its incumbent directors, executive officers and 10% holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

         Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations are performed by BCM, a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources. The advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Board of Directors.

         BCM has served as advisor to the Company since February 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips, who served as the Chairman of the Board and a Director of the Company until November 16, 1992. Gene E. Phillips also served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Mr. Blaha, the President and a director of the Company, serves as Executive Vice President-Commercial Asset Management of BCM, SAMI, NMC, CMET, IORI and TCI. Mr. Paulson, an Executive Vice President of the Company, also serves as President of BCM, NMC, SAMI, CMET, IORI and TCI.

         Gene E. Phillips serves as a representative of the trust for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of July 9, 1999, BCM owned 5,962,572 shares of the Company's Common Stock, approximately 56.4% of the shares then outstanding.

         The advisory agreement between the Company and BCM (the "Advisory Agreement") provides for the advisor to receive monthly base compensation at the rate of 0.125% (1.5% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

         On October 23, 1991, based on the recommendation of BCM, the Company's Board of Directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

         In addition to base compensation, BCM or an affiliate of BCM, receives the following forms of additional compensation:

                  (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (1) the amount of compensation customarily charged in similar arm's-length transactions or (2) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

                  (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of

         (1) the amount of compensation customarily charged in similar arm's-length transactions or (2) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

                  (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

                  (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets; and

                  (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

         The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

         If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

         The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

         Pursuant to the Advisory Agreement, BCM is the loan administration/servicing agent for the Company, under an agreement dated as of October 4, 1989, and terminable by either party upon 30 days' notice, under which BCM services most of the Company's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the loans serviced.

         Situations may develop in which the interests of the Company are in conflict with those of one or more directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including CMET, TCI and IORI. BCM also performs certain administrative services for NRLP on behalf of NRLP's general partner, NMC. The Advisory Agreement provides that BCM may also serve as advisor to other entities. As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions - Certain Business Relationships" below.

The directors and principal officers of BCM are set forth below:

             MICKEY N. PHILLIPS:             Director

             RYAN T. PHILLIPS:               Director

             RANDALL M. PAULSON:             President

             KARL L. BLAHA:                  Executive Vice President -
                                             Commercial Asset Management

             BRUCE A. ENDENDYK:              Executive Vice President

             THOMAS A. HOLLAND:              Executive Vice President and
                                             Chief Financial Officer

             STEVEN K. JOHNSON:              Executive Vice President -
                                             Residential Asset Management

             A. CAL ROSSI, JR.:              Executive Vice President

             COOPER B. STUART:               Executive Vice President

             CLIFFORD C. TOWNS, JR.:         Executive Vice President -
                                             Finance

             DAN S. ALLRED:                  Senior Vice President - Land
                                             Division

             JAMES D. CANON III:             Senior Vice President -
                                             Portfolio Manager

             ROBERT A. WALDMAN:              Senior Vice President, General
                                             Counsel and Secretary

             DREW D. POTERA:                 Vice President, Treasurer and
                                             Securities Manager

         Mickey N. Phillips is the brother of Gene E. Phillips, and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company. As of July 9, 1999, BCM owned 5,962,572 shares of the Company's Common Stock, 56.4% of the Company's then outstanding shares.

PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under management. Carmel, Ltd. subcontracts with other entities for the provision of the property- level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (1) First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM (2) Gene E. Phillips and (3) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of 15 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and its hotels to Carmel Realty, which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property- level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

         Affiliates of BCM provide real estate brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

EXECUTIVE COMPENSATION

         The Company has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The directors and executive officers of the Company who are also officers or employees of the Company's advisor are compensated by the advisor. Such affiliated directors and executive officers of the Company perform a variety of services for the advisor and the amount of their compensation is determined solely by the advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

         The only direct remuneration paid by the Company is to those directors who are not officers or employees of BCM or its affiliated companies. Until April 1, 1998, the Company compensated the independent directors at a rate of $5,000 per year, plus $500 per Board of Directors meeting attended and $300 per committee meeting attended. Effective April 1, 1998, the Company compensates independent directors at the rate of $20,000 per year, plus $300 per committee meeting attended. In addition, the chairman of the Audit Committee receives an annual fee of $500. During 1998, $65,600 was paid to independent directors in total directors' fees for all meetings, as follows: Roy E. Bode, $21,900; Al Gonzalez, $22,400; and Cliff Harris, $21,300.

Independent Director Stock Option Plan

         In January 1999, the Company's stockholders approved the Director Stock Option Plan ("Director Plan") which provides for options to purchase up to 40,000 shares of Common Stock. Options granted pursuant to the Director Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or ten years from the date of grant. Each independent director was granted an option to purchase 1,000 shares at an exercise price of $16.25 per share on January 11, 1999, the date the stockholders approved the plan. Each independent director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year.

1997 Stock Option Plan

         The Company's 1997 Stock Option Plan (the "1997 Plan") was approved by the stockholders in January 1998. The 1997 Plan is intended principally as an incentive for and as a means of encouraging ownership of the Company's Common Stock, by eligible persons, including certain directors and officers of the Company. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment) or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of the Company or of any parent or subsidiary of the Company, or to persons who fail to satisfy certain criteria concerning ownership of less than 10% of the shares of the Company. The 1997 Plan is administered by the Stock Option Committee, which currently consists of three independent directors of the Company. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. The Company receives no consideration for the grant of an option.

                           Stock Option Grants in 1998

         The following table sets forth certain information for the executive officers of the Company relating to stock option grants during 1998 under the Company's 1997 Stock Option Plan.

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                              Annual Rate of Stock
                                                                                               Price Appreciation
                                                  Individual Grants                           For Option Term (1)
                                                  -----------------                           --------------------

                               Number of       % Of Total
                               Securities        Options         Exercise
                               Underlying      Granted to       Price Per
                                Options         Employees         Share         Expiration
           Name                 Granted        in 1998(2)       ($/Share)          Date           5%            10%
           ----                 -------        ----------       ---------          ----           --            ---
Karl L. Blaha                   20,000           7.17%            $15.00         7/1/08        $168,600      $478,200
Bruce A. Endendyk               15,000           5.38%             15.00         7/1/08         126,450       358,650
Thomas A. Holland               15,000           5.38%             15.00         7/1/08         126,450       358,650
Steven K. Johnson               10,000           3.58%             15.00         7/1/08          84,300       239,100
Randall M. Paulson                   0               0                 0           N/A                0             0

         (1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation of the Company's stock price. For the options expiring on July 1, 2008, the Company's per share stock price would be $23.43 and $38.91 if increased 5% and 10%, respectively, compounded annually over the 10 year option term.

         (2) The Company has no employees. This percentage represents the percent of total options granted in 1998.

         The following table presents certain information for the executive officers of the Company relating to the exercise of stock options during 1998 and, in addition, information relating to the valuation of unexercised stock options.

               Aggregated Option Exercises In The Last Fiscal Year
                        And Fiscal Year-End Option Values


                                                             Number of Securities             Value of Unexercised
                                                            Underlying Unexercised            In-the-Money Options
                                                              Options at 12/31/98               at 12/31/98 (1)
                                                              -------------------               ---------------
                              Shares
                             Acquired
                                on            Value                                               Exercis-       Unexer-
                             Exercise       Realized       Exercisable       Unexercisable          able         cisable
          Name                 (#)             ($)             (#)                (#)               ($)            ($)
          ----                 ---             ---             ---                ---               ---            ---
Karl L. Blaha                   0               0               0               20,000               0          $ 27,500
Bruce A. Endendyk               0               0               0               15,000               0            20,625
Thomas A. Holland               0               0               0               15,000               0            20,625
Steven K. Johnson               0               0               0               10,000               0            13,750
Randall M. Paulson              0               0               0                    0               0                 0

         (1) Based on the closing price of the Company's shares of Common Stock on December 31, 1998, of $16.375.

Performance Graph

The following graph compares the cumulative total stockholder return on the Company's shares of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1993 in shares of the Company's Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                            COMPARISON OF FIVE YEAR
                            CUMULATIVE TOTAL RETURN


                               [GRAPHIC OMITTED]

===================================================================================================================================
                                           1993            1994           1995            1996            1997             1998
-----------------------------------------------------------------------------------------------------------------------------------
THE COMPANY                               100.00          107.21         121.64          220.57          247.41           284.66
-----------------------------------------------------------------------------------------------------------------------------------
DJ EQUITY INDEX                           100.00          100.70         138.69          170.63          228.57           294.05
-----------------------------------------------------------------------------------------------------------------------------------
DJ REAL ESTATE
 INDEX                                    100.00           95.11         117.54          157.80          188.75           147.02
===================================================================================================================================

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Security Ownership of Management. The following table sets forth the ownership of shares of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of the Company, as of the close of business on July 9, 1999.

                                       Amount and Nature
Name of                                  of Beneficial                                  Percent of
Beneficial Owner                           Ownership                                     Class (1)
---------------------------------------------------------------------------------------------------
Karl L. Blaha                           7,479,154(2) (3)                                     70.8%
                                                 (4) (5)

Roy E. Bode                               500,000(5)                                          4.7%

Collene C. Currie                         695,732(2) (4)                                      6.6%
                                                   (5)

Bruce A. Endendyk                       7,479,154(2) (3)                                     70.8%
                                                 (4) (5)

Al Gonzalez                               500,000(5)                                          4.7%

Cliff Harris                              500,000(5)                                          4.7%

Thomas A. Holland                       7,481,918(2) (3)                                     70.8%
                                                  (4)(5) (6)

Steven K. Johnson                       7,479,154(2) (3)                                     70.8%
                                                 (4) (5)

Randall M. Paulson                      7,479,154(2) (3)                                     70.8%
                                                 (4) (5)

All Directors and Executive             7,481,918(2) (3)                                     70.8%
Officers as a group                             (4) (5) (6)
(9 persons)

-----------------------

(1) Percentage is based upon 10,563,434 shares outstanding on July 9, 1999.

(2) Includes 820,850 shares owned by CMET over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of CMET. The executive officers of the Company disclaim beneficial ownership of such shares.

(3) Includes 5,962,572 shares owned by BCM over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of the Company disclaim beneficial ownership of such shares.

(4) Includes 195,732 shares owned by NOLP over which the executive officers of the Company and two of the directors of NMC may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of NMC, the general partner of NOLP. The executive officers of the Company and the directors of NMC, Mr. Blaha and Ms. Currie, disclaim beneficial ownership of such shares.

(5) Includes 500,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of the Company, over which the directors and executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as directors and executive officers of the Company. The directors and executive officers of the Company disclaim beneficial ownership of such shares..

(6) Includes 2,432 shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power, and an additional 332 shares held by Mr. Holland in an individual retirement account.

          Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the shares of the Company's Common Stock as of the close of business on July 9, 1999.

                                             Amount and Nature
Name and Address of                            of Beneficial         Percent of
Beneficial Owner                                 Ownership            Class (1)
-------------------------------------------------------------------------------
Basic Capital Management, Inc.                   5,962,572             56.4%
   10670 N. Central Expressway
   Suite 300
   Dallas, Texas   75231

Davister Corp.                                   1,669,436(2)          15.6%
   10670 N. Central Expressway
   Suite 410
   Dallas, Texas 75231

Continental Mortgage and Equity Trust              820,850(3)           7.8%
   10670 N. Central Expressway
   Suite 300
   Dallas, Texas   75231

Ryan T. Phillips                                 6,060,904(4)          57.4%
   10670 N. Central Expressway
   Suite 600
   Dallas, Texas 75231

(1) Percentage is based on 10,563,434 shares of Common Stock outstanding on July 9, 1999.

(2) Each of the directors of Davister Corp., Ronald F. Akin and Ronald F. Bruce, may be deemed to be the beneficial owners of such shares by virtue of their positions as directors of Davister Corp. The directors of Davister Corp. disclaim beneficial ownership of such shares.

(3)           Each of the trustees of CMET, Richard W. Douglas, Larry E.
              Harley, R. Douglas Leonhard, Murray Shaw, Ted P. Stokely, Martin
              L. White and Edward G. Zampa, may be deemed to be the beneficial owners of such shares by virtue of their positions as trustees of CMET. The trustees of CMET disclaim such beneficiary ownership.

(4)           Includes 5,962,572 shares owned by BCM over which Ryan T.
              Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such shares. Also, includes 98,332 shares owned by the Gene E. Phillips Children's Trust. Ryan T. Phillips is a beneficiary of such trust.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Policies with Respect to Certain Activities. The By-laws of the Company, as amended, provide, in accordance with Georgia law, that no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Company's Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if one or more of the following three conditions are met: (1) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Company's Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (2) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such stockholders; or (3) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Company's Board of Directors, a committee thereof, or the stockholders.

         The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the stockholders at the time of such approval or ratification under the circumstances then prevailing. Such directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to the Company as other investments that could have been obtained.

         The Company expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, directors or stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested directors as discussed above.

         The Company does not prohibit its officers, directors, stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

         As mentioned above, BCM is a company of which Messrs. Blaha, Endendyk, Holland, Johnson and Paulson serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips.

         Mr. Paulson, an Executive Vice President of the Company, is the President of CMET, IORI and TCI, and owes fiduciary duties to such entities as well as to BCM under the applicable law. CMET, IORI and TCI have the same relationship with BCM as does the Company. In addition, BCM has been engaged to perform certain administrative functions for NRLP and NOLP. Mr. Blaha, the President and a director of the Company, is a director and Executive Vice President of NMC, the general partner of NRLP and NOLP.

         Since February 1, 1990, the Company has contracted with affiliates of BCM for property management services. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (1) First Equity, a company which is 50% owned by a subsidiary of BCM, (2) Gene E. Phillips and (3) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of 15 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and its hotels to Carmel Realty, which is a company owned by First Equity.

         Affiliates of BCM provide brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

         The Company owns an equity interest in each of CMET, IORI, TCI and NRLP. In addition, CMET and NRLP own a beneficial interest in the Company.

RELATED PARTY TRANSACTIONS

         BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. Such Class A units are convertible into Series D Cumulative Preferred Stock of the Company. The put price of the Series D Preferred Stock is $20.00 per share plus accrued but unpaid dividends.

         BCM has also entered into put agreements with the holders of the Class A limited partner units of Valley Ranch Limited Partnership. Such Class A units are convertible into Series E Cumulative Convertible Preferred Stock of the Company which is further convertible into Common Stock of the Company. The put price for the Class A units is $1.00 per unit and the put price for either the Series E Preferred Stock or the Company's

Common Stock is 80% of the average daily closing price of the Company's Common Stock on the 20 previous trading days.

         In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $4.0 million. The Company received $2.0 million in net cash after the payment of closing costs associated with the loan. The loan was paid in full by the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received $2.0 million in net cash after the payoff of the $2.0 million loan. In January 1998, the lender made a second $2.0 million loan. This loan is also secured by a pledge of Common Stock of the Company owned by BCM with a market value at the time of $4.7 million. The Company received $2.0 million in net cash. The loans mature in February 2000.

         In September 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the CMET, IORI and TCI owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $9.1 million. The Company received $2.0 million in net cash after payment of closing costs. In October 1998, the lender advanced an additional $1.0 million, increasing the loan balance to $3.0 million. The loan matures in January 2000.

         In October 1997, the Company entered into leases with BCM and Carmel Realty for space at the One Hickory Center Office Building, construction of which was completed in December 1998. The BCM lease is for 50,574 square feet (approximately 50% of the building), has a term of 10 years and provides for annual base rent of $974,000 per year for the first year or $19.25 per square foot increasing to $1.3 million in the tenth year or $24.90 per square foot. The Carmel Realty lease is for 25,278 square feet (approximately 25% of the building) has a term of 15 years, and provides for annual base rent of $487,050 per year for the first year or $19.25 per square foot increasing to $964,000 in the fifteenth year or $38.15 per square foot.

         Effective January 1, 1998, Carmel Realty entered into a master lease for 23,813 square feet of space at the Company's Denver Merchandise Mart. The lease has a term of three years and provides for annual rent of $358,000 or $15.00 per square foot.

         In 1998 and the first quarter of 1999, Garden Capital, L.P. ("GCLP") funded $76.0 million of a $95.0 million loan commitment to the Company. The loan is secured by (1) a second lien on an office building in Minnesota, (2) second liens on four apartments in Mississippi, (3) a second lien on 130.54 acres of land in Texas, (4) a pledge of the stock of ART Holdings, Inc., a wholly-owned subsidiary of the Company that owns 3,299,535 NRLP units of limited partnership, and (5) a pledge of the stock of NMC. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In February 1999, the Company made a $999,000 paydown on the loan. In April 1999, GCLP funded an additional $5.7 million.

         In December 1998, in connection with a litigation settlement, NMC, the general partner of NRLP, assumed responsibility for repayment to NRLP of $12.4 million paid by NRLP to the plaintiff class members and legal counsel; $184,000 of such amount being paid in March 1999. The loan bears interest at 90 day LIBOR (London InterBank Offered Rate) plus 2.0% per annum currently 7.0% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by the Company. The note matures upon the earlier of the liquidation or dissolution of NRLP, NMC ceasing to be the general partner or 10 years from March 24, 1999, the date of the first cash distribution to the plaintiff class members.

         In 1998, the Company paid BCM and its affiliates $3.8 million in advisory and mortgage servicing fees; $7.5 million in real estate brokerage commissions; $804,000 in loan arrangement fees and $1.6 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, in 1998 BCM received cost reimbursements from the Company of $1.8 million.


                                  PROPOSAL TWO:
            INCREASE IN NUMBER OF AUTHORIZED SHARES OF SPECIAL STOCK

         The Board of Directors is recommending that Article Five of the Articles of Incorporation of the Company be amended to increase the number of authorized shares of Special Stock, $2.00 par value per share, from 20 million shares to 50 million shares. The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the proposal to amend Article Five. Pursuant to this proposal, the first paragraph of Article Five of the Articles of Incorporation would be deleted and replaced in its entirety with the following:

              "The Corporation shall have authority exercisable by its Board of Directors to issue not more than 100,000,000 shares of common voting stock, $.01 par value per share (the "Common Stock"), and 50,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which shall be designated as the Board of Directors may determine and which may be issued in series by the Board of Directors as hereinafter provided. Preferences, limitation, and relative rights with respect to the shares of each class of stock of the Corporation shall be as hereinafter set forth:"

         As of July 9, 1999, there were four series of the Company's Special Stock, which had been designated by the Board of Directors. The total number of shares designated in these series is 15,414,750. The Board of Directors has no present intent to issue any additional shares of Special Stock in excess of the amount currently authorized. Although there are no pending transactions which would require the issuance of any Special Stock in excess of the amount currently authorized, the Board of Directors recommends that the number of authorized shares be increased and thereby provide the Company with the ability to issue such additional new shares of Special Stock should the opportunity be presented in the future.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF SPECIAL STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY.

                         SELECTION OF AUDITORS FOR 1999

         The Company's auditors for the 1998 fiscal year were BDO Seidman, LLP. A representative of BDO Seidman will attend the Annual Meeting. The Board of Directors has not selected the auditors for the Company for the 1999 fiscal year.

                                  OTHER MATTERS

         Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

         The 1998 Annual Report to Stockholders, including audited financial statements, has previously been mailed to stockholders under separate cover.

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished to stockholders to solicit proxies on behalf of the directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Georgeson Shareholder Communications, Inc. ("GSC") to assist in the solicitation of proxies. An agreement with GSC provides that it will distribute materials relating to the solicitation of proxies, contact stockholders to confirm receipt of materials and answer questions relating thereto. GSC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.




                                              By Order of the Board of Directors


                                              KARL L. BLAHA
                                              President

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES AND THAT YOU VOTE FOR PROPOSAL TWO ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 23, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           AMERICAN REALTY TRUST, INC.


     The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of AMERICAN REALTY TRUST, INC., to be held on Monday, August 23, 1999, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.  ELECTION OF DIRECTORS:

    FOR the nominee(s)                      WITHHOLD AUTHORITY TO
    (except as marked to the              vote for the nominee(s)
    contrary below)                            listed below

                      Karl L. Blaha     Collene C. Currie
                  Roy E. Bode     Al Gonzalez     Cliff Harris

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is property executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominees.

--------------------------------------------------------------------------------



2. PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF SPECIAL STOCK:

   FOR              AGAINST             ABSTAIN

--------------------------------------------------------------------------------


3. OTHER BUSINESS:

     I AUTHORIZE the aforementioned proxies in their discretion:

     FOR              AGAINST             ABSTAIN

     to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF AMERICAN REALTY TRUST, INC. RECOMMENDS A VOTE FOR EACH OF THE NOMINEES AND FOR PROPOSAL TWO.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE DIRECTORS AND FOR PROPOSAL TWO. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL TWO. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

            (continued and to be signed and dated on the other side)

                PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY

                                    [reverse]

                      (continued from other side)

                                        Dated: _____________________, 1999

                                        x
                                         ---------------------------------
                                        Signature

                                        x
                                         ---------------------------------
                                        Signature (if held jointly)

                                        x
                                         ---------------------------------
                                        Title

                      Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.